Exhibit 99.1

NEWS RELEASE	For immediate release

California Resources Corporation Announces Private Offering of $500 Million of Senior Unsecured Notes

Long Beach, California, May 20, 2024 – California Resources Corporation (NYSE: CRC) (the “Company”) announced today that, subject to market and other conditions, it intends to offer and sell to eligible purchasers $500 million in aggregate principal amount of senior unsecured notes due 2029 (the “Notes”). The Notes will be guaranteed by all of the Company’s existing subsidiaries that guarantee its revolving credit facility, its 7.125% senior unsecured notes due 2026 and certain future subsidiaries. The Company intends to use the net proceeds from this offering, cash on hand and borrowings under its revolving credit facility to repay the existing indebtedness of Aera Energy, LLC and its operating affiliate Aera Energy Services Company (together, the “Aera Companies”) in connection with the pending business combination with the Aera Companies (the “Aera Merger”).

If (x) the consummation of the Aera Merger does not occur on or before May 7, 2025 (the “Outside Date”) or (y) prior thereto, the Company notifies the trustee in writing that the merger agreement related to the Aera Merger (the “Merger Agreement”) has been terminated or the Company will not pursue the consummation of the Aera Merger or has determined in its sole discretion that the Aera Merger cannot or is not reasonably likely to be consummated by the Outside Date, the Notes will be subject to a special mandatory redemption at a redemption price equal to 100% of the initial issue price of the Notes plus accrued and unpaid interest to, but excluding, the payment date of such special mandatory redemption.

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any offer, solicitation or sale of Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statement Disclosure

All statements, except for statements of historical fact, made in this release regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as statements regarding the proposed offering, the intended use of proceeds and the business combination with the Aera Companies, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements speak only as of the date of this release. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, the Company expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to the Company’s business, most of which are difficult to predict and many of which are beyond the Company’s control. These risks include, but are not limited to, the risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequently filed Quarterly Report on Form 10-Q.

About California Resources Corporation

California Resources Corporation is an independent energy and carbon management company committed to energy transition. CRC produces some of the lowest carbon intensity production in the US and is focused on maximizing the value of its land, mineral and technical resources for decarbonization by developing carbon capture and storage and other emissions reducing projects.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transactions contemplated by the Merger Agreement, including the proposed issuance of the Company’s common stock pursuant to the Merger Agreement. In connection with the transaction, the Company filed a proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”), as well as other relevant materials. Following the filing of the definitive proxy statement, the Company mailed the definitive proxy statement and a proxy card to its stockholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE AERA COMPANIES, THE AERA MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain copies of the proxy statement as well as other filings containing information about the Companies, the Aera Companies and the Aera Merger, without charge, at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by the Company will be available, without charge, at the Company’s website, www.crc.com. The information included on, or accessible through, the Company’s website is not incorporated by reference into this communication.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Aera Merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2024. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction.

CRC Contacts:

Joanna Park (Investor Relations)	Richard Venn (Media)
(818) 661-3731	(818) 661-6014
Joanna.Park@crc.com	Richard.Venn@crc.com

Source: California Resources Corporation